EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Monday, June 7, 2010

CLAYTON WILLIAMS ENERGY SELLS NORTH LOUISIANA
PRODUCING PROPERTIES FOR $77 MILLION

Also Acquires Interest in Wells and Acreage in Andrews County, Texas

Midland, Texas, June 7, 2010 (BUSINESS WIRE) – Clayton Williams Energy, Inc.  (the “Company”) (NASDAQ–NMS:CWEI) today reported that it had sold its interests in 22 operated and 76 non-operated producing wells in North Louisiana to WildHorse Resources, LLC, for $77 million, based on an effective date of April 1, 2010 and subject to customary closing adjustments.  The assets that were sold in this transaction represent substantially all of the Company’s proved reserves in North Louisiana.  None of the Company’s holdings in South Louisiana were included in this sale.  The sale transaction is not expected to result in a significant gain or loss since the net proceeds from the sale approximate the carrying value of the assets being sold.  Proceeds from the sale were used to repay indebtedness on the Company’s $300 million revolving credit facility, reducing the balance outstanding on the facility to approximately $127 million on the closing date.

The Company also announced that it had recently acquired from a group of private investors an undivided 14% working interest in 36 Company-operated Wolfberry wells in Andrews County, Texas for $9.75 million, subject to customary closing adjustments.  This purchase increased the Company’s working interest in these 36 wells to 100%.  In addition to the oil and gas reserves attributable to the acquired interests, the Company increased its stake in approximately 5,700 gross acres under lease in this area from 86% to 100%.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Mel G. Riggs
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com